EXHIBIT 99.1

ECOSPHERE TECHNOLOGIES REPORTS SECOND QUARTER 2012 RESULTS

Q2 Net Income of $506 Thousand, Up 39% Sequentially

STUART, Fla., August 2, 2012 -- Ecosphere Technologies, Inc. (OTCBB: ESPH), a diversified water engineering, technology licensing and environmental services company, today announced financial results for the second quarter of 2012.  The Company grew revenue 264% year-over-year to $8.6 million compared to $2.4 million in Q2 2011.  The Company generated net income applicable to common shareholders of $506 thousand, compared to $365 thousand in Q1 2012.

“We are pleased to report our second consecutive quarter of net income”, stated Ecosphere Chairman and CEO Charles Vinick.  “We are building on the foundation we established in 2011, which is paying off as we move through this year.  Our revenue is up both year-over-year and sequentially, and we continue to generate solid margins.  To date, we have delivered eight Ozonix EF80s to Hydrozonix, and look forward to continuing to build an installed base of systems that will generate recurring revenue and royalties in the years ahead.”

Second Quarter 2012 Financial Details

Q2 2012 revenue increased 264% year-over-year to $8.6 million, which was a record for any quarter in the Company’s history.  Gross profit was $3.3 million, an increase of 114% year-over-year.  Selling, general and administrative expense declined 21% year-over-year.  Income from operations totaled $885 thousand.  Adjusted EBITDA, a non-GAAP financial measure that removes the effects of depreciation and amortization, stock-based compensation and interest expense, was $1.6 million, a 15X increase year-over-year and more than a $100 thousand increase over the trailing quarter.

The balance sheet remains strong, with unrestricted cash of $2.0 million and debt reduced by approximately $500 thousand during the quarter.

Equipment and licensing revenue was $5.8 million as a result of the Company manufacturing two Ozonix EF80s for Hydrozonix in Q2 2012.  Ecosphere has now produced eight Ozonix systems for Hydrozonix pursuant to the technology licensing agreement initiated in March 2011.

Ecosphere Energy Services, LLC, field services revenue was $2.8 million, a 20% increase year-over-year and 5% sequentially.

Significant Recent Events and Achievements

•

Ecosphere has deployed 35 Ozonix units to date, which are currently servicing major oil and gas operators conducting hydraulic fracturing ("fracking") operations around the United States.  Eight Ozonix EF80 units are deployed by Hydrozonix, with the balance being operated by Ecosphere Energy Services, LLC (“EES”).

•

Hydrozonix and EES combined have treated over 2 billion gallons of water for over 570 oil and natural gas wells in major shale plays around the United States since entering the market in 2008.

•

In June, the Company appointed Ocean Tomo to develop a global licensing program for Ecosphere’s patented Ozonix technology and related intellectual property.  Ocean Tomo is a leading consultant that provides financial products and services related to intellectual property, including expert testimony, valuation, research, ratings, investments, risk management strategy and transactions.

•

On behalf of the Company, Robbie Cathey, CEO of Ecosphere Energy Services, and Corey McGuire, Director of Marketing for Ecosphere Technologies, accepted Frost & Sullivan’s 2012 "North American Product Leadership Award in Disinfection Equipment for Shale Oil and Gas Wastewater Treatment".

•

The Company is actively pursuing onshore oil and gas wastewater treatment opportunities outside of the United States. The Company exhibited at two Canadian oil and gas conferences in Q2 of 2012 and has since been in discussion with a number of potential partners to penetrate the hydraulic fracturing wastewater treatment market in Canada, Northern Europe, Mexico and the Middle East.

•

The Company continues to progress in its initiative to enter the mining wastewater treatment market.  The Company is in active discussions with a number of potential partners for Ecosphere Exploration and Mining Services, LLC, a subsidiary formed by the Company last year.

•

The Company is exploring opportunities to treat wastewater produced by coal-fired power plants in response to utilities and their associated service providers seeking innovative wastewater treatment solutions.

2012 Financial Guidance

The Company remains positive in its outlook for 2012.  Results to date indicate that the Company could exceed its previously issued guidance for the year.  However, due to the uncertain conditions in the global economy, the Company is maintaining its conservative guidance policy and will not update guidance with specific numbers at this time.

“Our business continues to demonstrate solid growth,” continued CEO Charles Vinick.  “With each passing quarter, Hydrozonix increases its fleet in the field, its customer count, and their gallons of water treated.  Simultaneously, our field services business in EES is also expanding. Between this foundation and new opportunities in international oil and gas markets and other verticals, we are very optimistic about our growth in the quarters ahead.”

Second Quarter 2012 Conference Call Details

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. EDT.  The conference call can be accessed by dialing +1 (877) 675-4757 (U.S. toll-free) or +1 (719) 325-4893 (outside of North America).  A telephone replay will be available approximately two hours after the call concludes through Tuesday, August 28, 2012 by dialing +1 (877) 870-5176 (U.S. toll-free) or +1 (858) 384-5517 (outside of North America), and by entering the passcode: 1413199.  A live webcast of the conference call will be available through the Company’s website at http://ir.stockpr.com/ecospheretech/events and will be archived on the website for one year.

About Ecosphere Technologies

Ecosphere Technologies, Inc. (OTCBB: ESPH) is a diversified water engineering, technology licensing and environmental services company that designs, develops, and manufactures wastewater treatment technologies for a variety of industrial markets. The company provides environmental services and technology solutions for large-scale, sustainable applications across industries, nations and ecosystems.

Ecosphere is currently driving clean water innovation with its patented Ozonix advanced oxidation technologies and mobile, low-maintenance water treatment systems. Ecosphere's patented Ozonix technology is a high-volume, advanced oxidation process designed to recycle water while reducing liquid chemicals used during water treatment applications. A recipient of Frost & Sullivan's 2012 North American Product Leadership Award in Disinfection Equipment for Shale Oil and Gas Wastewater Treatment, Ecosphere has enabled oil and gas customers to recycle and reuse over 2 billion gallons of water on approximately 570 oil and natural gas wells in major shale plays around the United States since 2008.

For more information, please visit www.EcosphereTech.com.

To receive timely information on Ecosphere Technologies, sign up for Ecosphere's email news alert system at http://www.ESPH-IR.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including 2012 guidance, business growth, revenue growth, recurring revenue and royalties, opportunities in the wastewater treatment market outside the United States including Canada, Northern Europe, Mexico and the Middle East, opportunities and progress toward entering into the mining wastewater treatment market and other markets.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include a decline in the price of natural gas, the ability of Ecosphere or a partner to expand the Ozonix technology outside of the United States, the ability to locate a partner to finance the use of our technology in other markets and our ability to reach definitive agreements with one or more partners, reluctance of businesses to change to new technologies, international regulations which affect hydraulic fracturing, federal or state regulations which affect hydraulic fracturing, problems that arise from the manufacturing of the Ozonix units and delays in receipt of parts from component manufacturers.

Further information on our risk factors is contained in our filings with the SEC including the Form 10-K for the year ended December 31, 2011.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measure

The Company uses a financial measure which is not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company presents this non-GAAP financial measure because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The Company defines Adjusted EBITDA as earnings (or loss) before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation. The Company excludes stock-based compensation because it is non-cash in nature.  Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of the Company’s liquidity or any other financial measures.  It may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results.  Investors should not consider Adjusted EBITDA in isolation or as a substitute for performance measures calculated in accordance with GAAP.

For a reconciliation of Adjusted EDITDA to net income, see the table contained in this press release.

Contacts

Investor Relations:

Gary Dvorchak, CFA

Senior Vice President

ICR, LLC

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Press and Media Relations:

Brian Ruby

Vice President

ICR, LLC

+1 (203) 682-8268

brian.ruby@icrinc.com

Company:

Corey McGuire

Director of Marketing

Ecosphere Technologies, Inc.

+1 (772) 287-4846

cmcguire@ecospheretech.com

Source:  Ecosphere Technologies, Inc.

Released August 2, 2012

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash	$1,977,796	$2,043,593
Restricted cash	403,809	—
Accounts receivable	3,722,882	873,117
Inventory	447,736	408,747
Prepaid expenses and other current assets	188,226	81,850
Total current assets	6,740,449	3,407,307
Property and equipment, net	5,090,183	6,141,519
Patents, net	40,173	42,164
Deposits	22,035	22,598
Total assets	$11,892,840	$9,613,588

Liabilities, Redeemable Convertible Cumulative Preferred Stock and Equity (Deficit)
Current liabilities
Accounts payable	$1,212,213	$1,180,723
Accrued liabilities	941,911	1,163,504
Billings in excess of costs and estimated earnings on uncompleted contracts	188,679	—
Customer deposit	100,000	—
Convertible notes payable, net of discounts	1,128,700	370,561
Other notes payable	68,100	—
Related party notes payable	136,676	204,776
Warrant derivatives fair value	327,006	347,235
Financing obligations	120,083	49,299
Total current liabilities	4,223,368	3,316,098
Convertible notes payable, net of discounts	—	1,366,177
Related party notes payable	—	204,299
Other notes payable	170,249	—
Financing obligations	125,206	168,048
Restructuring reserve	94,259	119,184
Total liabilities	4,613,082	5,173,806
Redeemable convertible cumulative preferred stock
Series A - 11 shares authorized; 6 shares issued and outstanding at June 30, 2012 and December 31, 2011; $25,000 per share redemption amount plus accrued dividends	1,169,744	1,158,494
Series B - 484 shares authorized; 321 and 322 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively; $2,500 per share redemption amount plus accrued dividends	2,859,989	2,822,302
Total redeemable convertible cumulative preferred stock	4,029,733	3,980,796
Commitments and contingencies
Equity (deficit)
Ecosphere Technologies, Inc. stockholders' deficit
Common stock, $0.01 par value; 300,000,000 shares authorized; 149,092,684 and 146,262,357 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,490,926	1,462,622
Common stock issuable, $0.01 par value; 71,959 issuable at June 30, 2012 and December 31, 2011, respectively	720	720
Additional paid-in capital	106,808,730	104,804,159
Accumulated deficit	(116,654,812)	(117,576,896)
Total Ecosphere Technologies, Inc. stockholders' deficit	(8,354,436)	(11,309,395)
Noncontrolling interest in consolidated subsidiary	11,604,461	11,768,381
Total equity	3,250,025	458,986
Total liabilities, redeemable convertible cumulative preferred stock and equity (deficit)	$11,892,840	$9,613,588

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Equipment sales and licensing	$5,778,614	$—	$11,426,707	$—
Field services	2,846,490	2,367,543	5,559,192	4,595,184
Total revenues	8,625,104	2,367,543	16,985,899	4,595,184

Cost of revenues
Equipment sales and licensing	4,562,761	—	8,670,423	—
Field services	713,865	802,558	1,515,582	1,424,257
Total cost of revenues	5,276,626	802,558	10,186,005	1,424,257

Gross profit	3,348,478	1,564,985	6,799,894	3,170,927

Operating expenses
Selling, general and administrative	2,463,714	3,100,049	4,876,470	8,036,199
Total operating expenses	2,463,714	3,100,049	4,876,470	8,036,199

Income (loss) from operations	884,764	(1,535,064)	1,923,424	(4,865,272)

Other income (expense)
Interest expense	(77,861)	(189,084)	(175,342)	(311,496)
Loss on conversion, net	—	—	—	(94,662)
Gain (loss) from change in fair value of derivative instruments	112,167	174,873	(85,995)	(23,888)
Other, net	864	290	4,628	433
Total other income (expense)	35,170	(13,921)	(256,709)	(429,613)

Net income (loss)	919,934	(1,548,985)	1,666,715	(5,294,885)

Preferred stock dividends	(25,688)	(25,750)	(51,438)	(51,500)

Net income (loss) applicable to common stock before allocation to noncontrolling interest	894,246	(1,574,735)	1,615,277	(5,346,385)

Less: net income applicable to noncontrolling interest in consolidated subsidiary	(388,386)	(285,786)	(744,631)	(313,798)

Net income (loss) applicable to Ecosphere Technologies, Inc. common stock	$505,860	$(1,860,521)	$870,646	$(5,660,183)

Net income (loss) per common share applicable to common stock
Basic	$0.00	$(0.01)	$0.01	$(0.04)
Diluted	$0.00	$(0.01)	$0.01	$(0.04)

Weighted average number of common shares outstanding
Basic	148,851,205	143,472,955	148,132,482	142,577,732
Diluted	158,744,098	143,472,955	160,914,515	142,577,732

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
Operating Activities:
Net income (loss) applicable to Ecosphere Technologies, Inc. common stock	$870,646	$(5,660,183)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Preferred stock dividends	51,438	51,500
Depreciation and amortization	1,101,170	1,062,142
Accretion of discount on notes payable	115,178	118,607
Loss on conversion of debt and accrued interest to common stock	—	93,762
Stock-based compensation expense	895,672	3,753,097
Stock options issued for services	—	97,450
Noncontrolling interest in income of consolidated subsidiary	744,631	313,798
Loss from change in fair value of warrant derivative liability	85,995	23,888
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,849,765)	(53,553)
Decrease in prepaid expenses and other current assets	46,517	45,840
Increase in inventory	(38,989)	(3,684,795)
Decrease (increase) in deposits	563	(5,440)
Increase in restricted cash	(378,809)	(323,125)
Increase (decrease) in accounts payable	31,493	(591,780)
Decrease in accrued liabilities	(221,593)	(240,083)
Increase in billings in excess of costs and estimated earnings on uncompleted contracts	188,679	—
Decrease in restructuring reserve	(24,925)	(35,585)
Increase in customer deposits	100,000	4,300,000
Net cash provided by (used in) operating activities	717,901	(734,460)
Investing Activities:
Purchase of property and equipment	(47,845)	(539,207)
Transfer to restricted cash	(25,000)	—
Net cash used in investing activities	(72,845)	(539,207)
Financing Activities:
Proceeds from issuance of convertible notes payable and warrants	—	1,575,000
Proceeds from warrant and option exercises	249,299	604,164
Proceeds from warrant modifications	107,400	—
Proceeds from equipment financing	—	189,504
Distributions from EES subsidiary to noncontrolling members	(908,551)	—
Repayments of notes payable and insurance financing	(109,862)	(83,191)
Repayments of notes payable to related parties	—	(611,807)
Repayments of vehicle and equipment financing	(49,139)	(6,937)
Net cash (used in) provided by financing activities	(710,853)	1,666,733
Net (decrease) increase in cash	(65,797)	393,066
Cash at beginning of year	2,043,593	46,387
Cash at end of period	$1,977,796	$439,453

ECOSPHERE TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited)

	Current Quarter	Trailing Quarter	Same Quarter, Prior Year
	For the Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011

Adjusted EBITDA	$1,587,096	$1,455,734	$109,783
Add back:
Depreciation and amortization	(549,570)	(551,600)	(534,097)
Stock-based compensation	(453,805)	(441,867)	(1,247,123)
Interest expense	(77,861)	(97,481)	(189,084)

Net income (loss)	$505,860	$364,786	$(1,860,521)